Exhibit 99.1

Life Storage, Inc. Reports Fourth Quarter and Full Year 2022 Results

Conference Call Rescheduled for Friday, February 24, 2023, at 8:00 a.m. Eastern Time

BUFFALO, N.Y.--(BUSINESS WIRE)--February 23, 2023--Life Storage, Inc. (NYSE:LSI), a leading national owner and operator of self-storage properties, reported operating results for the quarter and year ended December 31, 2022.

Highlights for the Fourth Quarter Included:

  Generated net income attributable to common shareholders of $93.8 million, or $1.10 per fully diluted common share.
  Achieved adjusted funds from operations (“FFO”)(1) per fully diluted common share of $1.69, a 19.9% increase over the same period in 2021.
  Increased same store revenue by 11.8% and same store net operating income (“NOI”)(2) by 13.3%, year-over-year.
  Acquired seven wholly owned stores in Arizona and Minnesota for $142.4 million.
  With joint venture partners, acquired seven stores for a total cost of approximately $126.5 million, of which the Company invested $25.8 million.
  Added 40 stores (39 stores net) to the Company’s third-party management platform. Of these 40 stores, 29 were transitioned from REIT peers.

Highlights for the Full Year Included:

  Generated net income attributable to common shareholders of $358.1 million, or $4.22 per fully diluted common share.
  Achieved adjusted FFO(1) per fully diluted common share of $6.51, a 28.4% increase over the same period in 2021.
  Increased same store revenue by 15.2% and same store NOI(2) by 19.4%, year-over-year.
  Acquired 49 wholly owned stores for $974.0 million and one consolidated joint venture store for $29.0 million of which the Company’s net investment is $24.1 million. Eleven of these stores were added from the Company’s third-party management platform.
  With joint venture partners, acquired 25 stores for a total cost of approximately $446.1 million, of which the Company invested $89.3 million.
  Added 107 stores (73 stores net) to the Company’s third-party management platform; the Company grew its third-party management portfolio 20% in 2022 despite acquiring 11 previously managed stores. Of the 107 stores, 32 were transitioned from our REIT peers.

Joe Saffire, the Company’s Chief Executive Officer, stated, “The Life Storage team delivered another strong, double-digit year in 2022. With these results, we have surpassed one billion in annual revenue on a consolidated basis for the first time, nearly double what Life Storage reported only five years ago. We completed our third most acquisitive year, investing more than one billion in acquisitions across key existing markets and adding another 107 stores to our third-party management platform. With solid pricing power, disciplined expense management, and the continued expansion of our footprint, we further improved our net-operating margins 250 basis points, year-over-year. Our strong performance and growing footprint have led to sector-leading returns. Over the last five years Life Storage has delivered total-shareholder-returns of approximately 150%, the best performance of any Self-Storage REIT. Since March of 2019, we are proud to have increased the Company’s dividend six times for a total quarterly dividend increase of 80%. We remain focused on providing superior value for all Life Storage shareholders.”

FINANCIAL RESULTS:

In the fourth quarter of 2022, the Company generated net income attributable to common shareholders of $93.8 million or $1.10 per fully diluted common share, compared to net income attributable to common shareholders of $74.1 million, or $0.90 per fully diluted common share, in the fourth quarter of 2021.

For the year ended December 31, 2022, the Company achieved $358.1 million of net income attributable to common shareholders, or $4.22 per fully diluted common share, as compared to $249.3 million, or $3.17 per fully diluted common share, for the year ended December 31, 2021.

Funds from operations and adjusted funds from operations for the quarter were $1.69 per fully diluted common share compared to $1.41 for the same period last year.

For the year ended December 31, 2022, FFO per fully diluted common share was $6.55 compared to $5.08 for the year ended December 31, 2021. Adjusted FFO per fully diluted common share for the year was $6.51 after adjusting for a net total of $3.2 million related to a gain on sale of non-real estate assets, uninsured damages related to natural disasters, costs related to officer’s retirement, and acquisition fees, compared to $5.07 for the year ended December 31, 2021.

OPERATIONS:

Revenues for the 576 stabilized stores wholly owned by the Company since December 31, 2020 increased 11.8% in the fourth quarter of 2022 compared to the same quarter of 2021. The increase largely resulted from the net impact of a 14.7% increase in realized rental rates per square foot.

Same store operating expenses, excluding real estate taxes, increased 4.1% for the fourth quarter of 2022 compared to the prior year period, the result of increased utilities, repairs and maintenance, and internet marketing. The 15.7% increase in same store property tax expense as compared to the prior year quarter reflects the impact of large tax rebates received in the fourth quarter of 2021 that reduced the comparable expense in the prior year quarter. Same store property taxes for the full year ended December 31, 2022 increased 5.2% which is less than had been anticipated. The quarterly expense increases were partially offset by decreases in payroll and benefits, and insurance as compared to the same quarter of 2021. Same store NOI increased 13.3% in the fourth quarter of 2022 as compared to the fourth quarter of 2021.

General and administrative expenses for the quarter ended December 31, 2022 were impacted by $2.5 million of costs related to terminated acquisition activity.

During the fourth quarter of 2022, the Company achieved double-digit same store revenue growth in 21 of its 33 major markets. Overall, the markets with the strongest positive revenue impact were Miami, FL; Los Angeles, CA; Orlando, FL; Tampa FL; and Dallas, TX.

PORTFOLIO TRANSACTIONS:

Wholly Owned Portfolio

During the quarter, the Company acquired seven stores in Arizona (6) and Minnesota (1) for a total purchase price of $142.4 million.

As of December 31, 2022, the Company was under contract to acquire four self-storage facilities in California (3) and Illinois (1) for an aggregate purchase price of $70.8 million. Additionally, a consolidated joint venture of the Company was under contract to acquire one store in New Jersey for $22.5 million, of which the Company’s net investment would be approximately $4.5 million. The purchases of the remaining facilities are subject to customary conditions to closing, and there is no assurance that any of these facilities will be acquired.

THIRD-PARTY MANAGEMENT:

The Company continues to grow its third-party management platform aggressively and profitably. During the quarter, the Company added 40 stores (gross). As of quarter end, the Company managed 440 facilities in total, including those in which it owns a noncontrolling interest.

FINANCIAL POSITION:

At December 31, 2022, the Company had approximately $24.4 million of cash on hand, and approximately $655 million available on its line of credit.

Below are key financial ratios at December 31, 2022:

-- Debt to Enterprise Value (at $98.50/share)	28.5%
-- Debt to Book Cost of Storage Facilities	41.7%
-- Debt to Recurring Annualized EBITDA	4.8x
-- Debt Service Coverage	5.2x

COMMON STOCK DIVIDEND:

Subsequent to quarter end, the Company’s Board of Directors approved an 11% increase to its quarterly dividend to $1.20 per share, or $4.80 annualized. The dividend was paid on January 26, 2023 to shareholders of record on January 13, 2023.

YEAR 2023 EARNINGS GUIDANCE:

The following assumptions covering operations have been utilized in formulating guidance for 2023:

Year 2023 Earnings Guidance	Current Guidance Range (1)
Same Store Revenue	4.00%	-	5.50%
Same Store Operating Costs (excluding property taxes)	4.00%	-	5.00%
Same Store Property Taxes	6.25%	-	7.25%
Total Same Store Operating Expenses	4.75%	-	6.25%
Same Store Net Operating Income	3.75%	-	5.25%
General & Administrative	$76M	-	$78M

Expansions & Enhancements	$65M	-	$75M
Capital Expenditures	$30M	-	$35M
Wholly Owned Acquisitions	$150M	-	$250M
Joint Venture Investments	$50M	-	$100M

Adjusted Funds from Operations per Share	$6.75	-	$6.95

Reconciliation of Guidance	1Q 2023 Range or Value	FY 2023 Range or Value
Earnings per share attributable to common shareholders - diluted	$0.96 - $1.00	$4.42 - $4.62
Plus: real estate depreciation and amortization	0.59 - 0.59	2.33 - 2.33
Adjusted FFO per share	$1.55 - $1.59	$6.75 - $6.95

(1)

Guidance does not reflect the impact of fees and other costs incurred or expected to be incurred by the Company in connection with its response to Public Storage’s unsolicited proposal to acquire the Company.

The Company’s 2023 same store pool consists of 664 stabilized stores wholly owned since December 31, 2021. Forty-four of the stores purchased through December 31, 2022 at certificate of occupancy or that were in the early stages of lease-up are not included, regardless of their current occupancies. The Company believes that occupancy levels achieved during the lease-up period, using discounted rates, are not truly indicative of a new store’s performance, and therefore do not result in a meaningful year-over-year comparison in future years. The Company will include such stores in its same store pool in the second year after the stores achieve 80% sustained occupancy using market rates and incentives.

UNSOLICITED PROPOSAL FROM PUBLIC STORAGE:

On February 5, 2023, Public Storage publicly announced an unsolicited taxable, all-stock, non-binding proposal to acquire all of the outstanding shares and units of Life Storage. Following a comprehensive review in consultation with its independent financial and legal advisors, on February 16, 2023, Life Storage announced that its Board of Directors concluded that the proposal is not in the best interests of the Company and Life Storage shareholders, and unanimously rejected Public Storage’s unsolicited proposal. The Board remains open-minded to opportunities to enhance shareholder value and is confident that Life Storage is well positioned to continue delivering profitable growth and superior returns for investors.

FORWARD LOOKING STATEMENTS:

When used herein, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933 and in Section 21E of the Securities Exchange Act of 1934.

All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained herein. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

  adverse changes in general economic conditions, the real estate industry and in the markets in which we operate;
  the effect of competition from new self-storage facilities or other storage alternatives, which would cause rents and occupancy rates to decline;
  impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases on the U.S., regional and global economies and our financial condition and results of operations;
  potential liability for uninsured losses and environmental contamination;
  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
  loss of key personnel;
  the Company’s ability to evaluate, finance and integrate acquired self-storage facilities on expected terms into the Company’s existing business and operations;
  costs incurred by the Company in response to Public Storage’s unsolicited efforts to acquire the Company;
  the Company’s ability to effectively compete in the industry in which it does business;
  disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
  the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms;
  interest rates may increase, impacting costs associated with the Company’s outstanding floating rate debt, if any, and impacting the Company’s ability to comply with debt covenants;
  exposure to litigation or other claims;
  risks associated with breaches of our data security;
  the regional concentration of the Company's business may subject the Company to economic downturns in the states of Florida and Texas;
  the Company’s cash flow may be insufficient to meet required payments of operating expenses, principal, interest and dividends; and
  failure to maintain our REIT status for U.S. federal income purposes, including tax law changes that may change the taxability of future income.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

CONFERENCE CALL:

Life Storage will hold its Fourth Quarter Earnings Release Conference Call at 8:00 a.m. Eastern Time on Friday, February 24, 2023. To help avoid connection delays, participants are encouraged to pre-register using this link. Anyone unable to pre-register may access the conference call at 888.506.0062 (domestic), or 973.528.0011 (international); passcode 747655 or request to be joined into the Life Storage call. Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing the investor relations tab at lifestorage.com. The webcast will be archived for a period of 90 days; a telephone replay will also be available for 14 days by calling 877.481.4010 and entering passcode 47608.

ABOUT LIFE STORAGE, INC:

Life Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self-storage facilities. Located in Buffalo, New York, the Company operates more than 1,150 storage facilities in 37 states and the District of Columbia. The Company serves both residential and commercial storage customers with storage units rented by month. Life Storage consistently provides responsive service to more than 675,000 customers, making it a leader in the industry. For more information visit http://invest.lifestorage.com.

Life Storage, Inc.
Balance Sheet Data
(unaudited)

	December 31,	December 31,
(dollars in thousands)	2022	2021
Assets
Investment in storage facilities:
Land	$1,307,425	$1,185,976
Building, equipment and construction in progress	6,864,381	5,904,481
	8,171,806	7,090,457
Less: accumulated depreciation	(1,170,520)	(1,007,650)
Investment in storage facilities, net	7,001,286	6,082,807
Cash and cash equivalents	24,406	171,865
Accounts receivable	24,153	17,784
Receivable from joint ventures	1,562	333
Investment in joint ventures	275,190	213,003
Prepaid expenses	10,363	9,918
Intangible asset - in-place customer leases	4,212	13,966
Trade name	16,500	16,500
Other assets	30,058	30,421
Total Assets	$7,387,730	$6,556,597

Liabilities
Line of credit	$595,000	$-
Term notes, net	2,751,632	2,747,838
Accounts payable and accrued liabilities	148,130	131,778
Deferred revenue	33,192	27,277
Mortgages payable	36,258	37,030
Total Liabilities	3,564,212	2,943,923

Noncontrolling redeemable Preferred Operating Partnership Units at redemption value	89,077	90,783

Noncontrolling redeemable Common Operating Partnership Units	107,074	142,892

Equity
Common stock	850	836
Additional paid-in capital	3,886,317	3,697,000
Accumulated deficit	(261,510)	(314,713)
Accumulated other comprehensive loss	(3,207)	(4,124)
Total Shareholders' Equity	3,622,450	3,378,999
Noncontrolling interest in consolidated subsidiary	4,917	-
Total Equity	3,627,367	3,378,999
Total Liabilities and Equity	$7,387,730	$6,556,597

Life Storage, Inc.
Consolidated Statements of Operations
(unaudited)
	October 1, 2022	October 1, 2021	January 1, 2022	January 1, 2021
	to	to	to	to
(dollars in thousands, except share data)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Revenues
Rental income	$243,134	$194,441	$917,143	$690,758
Tenant reinsurance	19,238	16,294	73,805	58,103
Other operating income	5,003	4,387	20,028	17,577
Management and acquisition fee income	7,300	6,037	27,190	22,127
Total operating revenues	274,675	221,159	1,038,166	788,565

Expenses
Property operations and maintenance	47,027	40,129	179,760	143,648
Tenant reinsurance	6,919	6,448	29,280	22,882
Real estate taxes	24,129	18,067	99,710	79,861
General and administrative	24,206	17,210	77,201	62,617
Depreciation and amortization	45,597	36,817	172,717	134,754
Amortization of in-place customer leases	4,118	4,014	20,185	12,365
Total operating expenses	151,996	122,685	578,853	456,127

Gain on sale of non-real estate assets	744	-	5,550	-

Income from operations	123,423	98,474	464,863	332,438

Other income (expense)
Interest expense (A)	(31,485)	(24,316)	(109,240)	(86,786)
Interest and dividend income	8	39	32	827
Gain on sale of investments in joint ventures	1,572	-	1,572	-
Equity in income of joint ventures	2,403	1,570	9,235	5,696

Net income	95,921	75,767	366,462	252,175
Net income attributable to noncontrolling preferred interests in the Operating Partnership	(999)	(1,018)	(4,001)	(1,494)
Net income attributable to noncontrolling common interests in the Operating Partnership	(1,145)	(604)	(4,331)	(1,364)
Net loss (income) attributable to noncontrolling common interests in consolidated subsidiary	7	-	(2)	-
Net income attributable to common shareholders	$93,784	$74,145	$358,128	$249,317

Earnings per common share attributable to common shareholders - basic	$1.10	$0.90	$4.25	$3.18

Earnings per common share attributable to common shareholders - diluted	$1.10	$0.90	$4.22	$3.17

Common shares used in basic earnings per share calculation	84,900,387	82,293,536	84,322,043	78,424,956

Common shares used in diluted earnings per share calculation	85,874,176	82,522,589	84,884,168	78,608,151

Dividends declared per common share	$1.0800	$0.8600	$4.1600	$3.0800

(A) Interest expense for the period ending December 31 consists of the following
Interest expense	$30,540	$23,586	$105,898	$84,248
Amortization of debt issuance costs	945	730	3,342	2,538
Total interest expense	$31,485	$24,316	$109,240	$86,786

Life Storage, Inc.
Computation of Funds From Operations (FFO) (1)
(unaudited)
	October 1, 2022	October 1, 2021	January 1, 2022	January 1, 2021
	to	to	to	to
(dollars in thousands, except share data)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net income attributable to common shareholders	$93,784	$74,145	$358,128	$249,317
Noncontrolling common interests in the Operating Partnership	1,145	604	4,331	1,364
Noncontrolling preferred interests in the Operating Partnership during conversion period	999	-	1,998	-
Depreciation of real estate and amortization of intangible
assets exclusive of debt issuance costs	49,320	40,287	190,962	144,978
Depreciation and amortization from unconsolidated joint ventures	2,941	1,988	8,956	6,227
Gain on sale of investments in joint ventures	(1,572)	-	(1,572)	-
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(1,769)	(945)	(6,718)	(2,177)
Funds from operations available to common shareholders	144,848	116,079	556,085	399,709
FFO per share - diluted	$1.69	$1.41	$6.55	$5.08

Adjustments to FFO
Gain on sale of non-real estate assets	(744)	-	(5,550)	-
Uninsured damages related to natural disasters	-	-	2,598	-
Acquisition fee	(505)	(472)	(1,685)	(1,752)
Costs related to officer's retirement	1,351	465	1,351	620
Funds from operations resulting from non-recurring items
allocable to noncontrolling interest in Operating Partnership	(1)	(1)	39	5
Adjusted funds from operations available to common shareholders	144,949	116,071	552,838	398,582
Adjusted FFO per share - diluted	$1.69	$1.41	$6.51	$5.07

Common shares - diluted	85,874,176	82,522,589	84,884,168	78,608,151

Life Storage, Inc.
Computation of Net Operating Income (2)
(unaudited)
	October 1, 2022	October 1, 2021	January 1, 2022	January 1, 2021
	to	to	to	to
(dollars in thousands)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net Income	$95,921	$75,767	$366,462	$252,175
General and administrative	24,206	17,210	77,201	62,617
Depreciation and amortization	49,715	40,831	192,902	147,119
Interest expense	31,485	24,316	109,240	86,786
Interest and dividend income	(8)	(39)	(32)	(827)
Gain on sale of investments in joint ventures	(1,572)	-	(1,572)	-
Equity in income of joint ventures	(2,403)	(1,570)	(9,235)	(5,696)
Net operating income	$197,344	$156,515	$734,966	$542,174

Same store (4)	$140,065	$123,624	$535,151	$448,111
Net operating income related to tenant reinsurance	12,319	9,846	44,525	35,221
Other stores, management fee income, and gain on
sale of non-real estate assets	44,960	23,045	155,290	58,842
Total net operating income	$197,344	$156,515	$734,966	$542,174

Life Storage, Inc.
Quarterly Same Store Data (3) (4) 576 mature stores owned since 12/31/20
(unaudited)
	October 1, 2022	October 1, 2021
	to	to		Percentage
(dollars in thousands)	December 31, 2022	December 31, 2021	Change	Change

Revenues:
Rental income	$188,441	$168,074	$20,367	12.1%
Other operating income	1,698	1,935	(237)	-12.2%
Total operating revenues	190,139	170,009	20,130	11.8%

Expenses:
Payroll and benefits	10,479	10,945	(466)	-4.3%
Real estate taxes	17,807	15,389	2,418	15.7%
Utilities	4,131	3,753	378	10.1%
Repairs and maintenance	6,638	5,659	979	17.3%
Office and other operating expense	5,277	5,158	119	2.3%
Insurance	1,786	1,898	(112)	-5.9%
Advertising	37	75	(38)	-50.7%
Internet marketing	3,919	3,508	411	11.7%
Total operating expenses	50,074	46,385	3,689	8.0%

Net operating income (2)	$140,065	$123,624	$16,441	13.3%

QTD Same store move ins	52,437	51,758	679

QTD Same store move outs	55,681	53,458	2,223

Other Comparable Quarterly Same Store Data (4)
(unaudited)
	October 1, 2022	October 1, 2021
	to	to		Percentage
	December 31, 2022	December 31, 2021	Change	Change
2021 Same store pool (526 stores)
Revenues	$172,085	$154,292	$17,793	11.5%
Expenses	45,429	42,578	2,851	6.7%
Net operating income	$126,656	$111,714	$14,942	13.4%

2020 Same store pool (510 stores)
Revenues	$166,766	$149,454	$17,312	11.6%
Expenses	44,676	41,048	3,628	8.8%
Net operating income	$122,090	$108,406	$13,684	12.6%

Life Storage, Inc.
Year to Date Same Store Data (3) (4) 576 mature stores owned since 12/31/20
(unaudited)
	January 1, 2022	January 1, 2021
	to	to		Percentage
(dollars in thousands)	December 31, 2022	December 31, 2021	Change	Change

Revenues:
Rental income	$730,567	$632,664	$97,903	15.5%
Other operating income	7,417	7,923	(506)	-6.4%
Total operating revenues	737,984	640,587	97,397	15.2%

Expenses:
Payroll and benefits	41,981	42,638	(657)	-1.5%
Real estate taxes	77,129	73,313	3,816	5.2%
Utilities	17,533	15,978	1,555	9.7%
Repairs and maintenance	22,615	19,910	2,705	13.6%
Office and other operating expense	19,913	18,294	1,619	8.8%
Insurance	7,109	7,065	44	0.6%
Advertising	192	230	(38)	-16.5%
Internet marketing	16,361	15,048	1,313	8.7%
Total operating expenses	202,833	192,476	10,357	5.4%

Net operating income (2)	$535,151	$448,111	$87,040	19.4%

YTD Same store move ins	220,036	213,018	7,018

YTD Same store move outs	225,569	206,495	19,074

Life Storage, Inc.
Other Data - unaudited	Same Store (3)		All Stores (5)
	2022	2021	2022	2021

Weighted average quarterly occupancy	91.5%	94.1%	90.8%	93.7%

Occupancy at December 31	91.4%	93.8%	90.6%	93.0%

Rent per occupied square foot	$19.51	$17.01	$19.39	$16.84

Life Storage, Inc.
Other Data - unaudited (continued)

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the twelve months ended December 31, 2022:

Beginning balance	$7,090,457
Wholly owned property acquisitions	963,800
Consolidated joint venture acquisition	28,813
Improvements and equipment additions:
Expansions	57,939
Roofing, paving, and equipment:
Stabilized stores	32,960
Recently acquired stores	12,958
Change in construction in progress (Total CIP $43.2 million)	(1,361)
Dispositions and Impairments	(13,760)
Storage facilities at cost at period end	$8,171,806

Comparison of Selected G&A Costs (unaudited)	Quarter Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Management and administrative salaries and benefits	$11,702	$10,238	$44,753	$39,218
Training	121	337	683	680
Call center	1,291	854	4,197	3,151
Life Storage Solutions costs	358	463	1,320	1,272
Income taxes	181	(193)	2,151	1,679
Legal, accounting and professional	1,094	1,180	4,556	4,048
Costs related to officer's retirement	1,351	465	1,351	620
Terminated transaction costs	2,500	-	2,500	-
Other administrative expenses (6)	5,608	3,866	15,690	11,949
	$24,206	$17,210	$77,201	$62,617

Net rentable square feet	December 31, 2022
Wholly owned properties	55,204,562
Joint venture properties	10,557,051
Third party managed properties	22,611,239
	88,372,852

	December 31, 2022	December 31, 2021

Common shares outstanding	85,019,884	83,565,710
Common Operating Partnership Units outstanding	1,041,259	960,708

(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

(2) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, operating lease expenses, depreciation and amortization expense, any losses on sale of real estate, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, any gains on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure to investors in evaluating our operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and in comparing period-to-period and market-to-market property operating results. Additionally, NOI is widely used in the real estate industry and the self-storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending on accounting methods and book value of assets. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

(3) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(4) Revenues and expenses do not include items related to tenant reinsurance.

(5) Does not include unconsolidated joint venture stores or other stores managed by the Company.

(6) Other administrative expenses include office rent, travel expense, investor relations and miscellaneous other expenses.

Contacts

Life Storage, Inc.
Brent Maedl
(716) 328-9756
bmaedl@lifestorage.com